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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934



Date of Report (Date of earliest event reported)         September 23,1997
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                          Sizzler International, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


                                   Delaware
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                 (State or Other Jurisdiction of Incorporation)



        1-10711                                        95-4307254
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(Commission File Number)                   (IRS Employer Identification Number)



     12655 West Jefferson Boulevard, Los Angeles, California        90066
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     (Address of Principal Executive Offices)                     (Zip Code)



Registrant's Telephone Number, Including Area Code       (310) 827-2300
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                             Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 2.  Acquisition or Disposition of Assets

     On August 14, 1997, pursuant to order of the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court"), the Registrant's Sixth Amended Plan of Reorganization (the "Plan") was confirmed.

     On August 18, 1997, the Registrant obtained a commitment from Westpac Banking Corporation to lend up to AUD 63.5 million (approximately $45 million
US) to certain of Registrant's subsidiaries (the "Westpac Loan"). Westpac Banking Corporation, based in Sydney, is one of Australia's largest banks. The Registrant obtained the Westpac Loan commitment in order to refinance the claims of unsecured creditors under the Plan.

     On September 11, 1997, the Bankruptcy Court entered an order approving a modification of the Registrant's Plan of Reorganization (the "Plan"). The modification allowed the Registrant, in lieu of the issuance of five-year notes to unsecured creditors at an interest rate of prime plus 3 1/4%, to pay or reserve for the claims of unsecured creditors. The order permitted the Registrant, subject to the availability of cash, to take the following actions on the Plan's effective date: (i) pay in full in cash all allowed claims of unsecured creditors and (ii) set aside in a segregated reserve account sufficient funds to pay the disputed claims of unsecured creditors.

     On September 23, 1997, the effective date of the Plan, the Westpac Loan was funded and the Registrant utilized the net loan proceeds, together with other cash reserves, to pay or reserve for the claims of unsecured creditors in cash as permitted by the modified Plan.

     The Westpac Loan provides for a five year term at an interest rate equal to the Australian interbank borrowing rate (BBSY), 4.73% at the time of the funding, plus a margin. The margin for the Westpac Loan will be based on a formula tied to the Registrant's international operations ratio of debt to earnings before interest and taxes, and will vary between 1.25% and 2.25%. The Westpac Loan involved the collateralization of a significant amount of the Registrant's consolidated assets, including the principal operating assets and "Sizzler" trademarks of the Registrant's international division. The international division consists of 98 KFC restaurants, 33 Sizzler restaurants, and one The Italian Oven restaurant in Australia.

Item 7.  Exhibits

     2.1  Registrant's Sixth Amended Plan of Reorganization dated August 26,
1997.

     3.1 Letter of Offer dated August 18, 1997 among certain subsidiaries of the Registrant and Westpac Banking Corporation.

     3.2 A$63,500,000 Bill Acceptance and Discount Facility dated as of September 19, 1997 among certain subsidiaries of the Registrant and Westpac Banking Corporation.

     3.3 Unlimited Cross Guarantee and Indemnity and Negative Pledge with Financial Ratio Covenants dated as of September 19, 1997 among certain subsidiaries of the
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     Registrant and Westpac Banking Corporation.

     3.4 Subordination Deed dated as of September 24, 1997 among the Registrant and certain of its subsidiaries and Westpac Banking Corporation.

     3.5 Stock Pledge dated as of September 24, 1997 between the Registrant and Westpac Banking Corporation.

     3.6 Form of Fixed and Floating Charge dated as of September 19, 1997 between various subsidiaries of the Registrant and Westpac Banking Corporation.



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         Sizzler International, Inc.


                         By:  /s/   Christopher R. Thomas
                              ---------------------------
                              Christopher R. Thomas

                         Its:  Executive Vice President



October 8, 1997